Exhibit 32.1

CERTIFICATIONS

I, Dennis Becker, Principal Executive Officer of CommerceTel Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to my knowledge:

1.
The Quarterly Report on Form 10-Q of the Company for the period ended March 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 19, 2011	By:	/s/ Dennis Becker
Dennis Becker
Chief Executive Officer
(Principal Executive Officer)

I, Paul Meyer, Principal Financial Officer of CommerceTel Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to my knowledge:

1.
The Quarterly Report on Form 10-Q of the Company for the period ended March 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 19, 2011	By:	/s/ Paul Meyer
Paul Meyer
Chief Financial Officer
(Principal Financial Officer)

A signed original of these certifications has been provided to CommerceTel Corporation and will be retained by CommerceTel Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

These certifications are being furnished solely to accompany this quarterly report pursuant to 18 U.S.C. Section 1350, and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 and are not to be incorporated by reference into any filing of CommerceTel Corporation, whether made before or after the date hereof, regardless of any general incorporation language in such filing.